SCHEDULE 14A
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

     Filed by the registrant  x
     Filed by a party other than the registrant
     Check the appropriate box:
         Preliminary proxy statement
         Definitive proxy statement
         Definitive additional materials
         Soliciting material pursuant to Rule 14a-11(c) or Rule
         14a-12

                  Burr-Brown Corporation
        (Name of Registrant as Specified in Its Charter)

                   Burr-Brown Corporation
           (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2).
      $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
       Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


     (4)  Proposed maximum aggregate value of transaction:


       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:


     (2)  Form, schedule or registration statement no.:


     (3)  Filing party:


     (4)  Date filed:







                     BURR-BROWN CORPORATION

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 25, 1997                                          9:00 a.m.

You are hereby notified that the Annual Meeting of Stockholders of Burr-Brown Corporation will be held on the 25th day of April 1997 at 9:00 a.m. at the principal executive offices of the Company, 6730 South Tucson Boulevard, Tucson, Arizona 85706, to consider and act upon the following matters:

     1. To elect a Board of Directors consisting of the number so fixed for the ensuing year;

     2.   To  approve amendments to the Company's 1993 Stock
          Incentive Plan, including a 500,000-share increase to the number of shares authorized for issuance under the Plan;

     3. To ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the year ending December 31, 1997; and

     4. To transact such other business as may properly come before the meeting.

If you are unable to attend the meeting personally, please be sure to date, sign, and return the enclosed proxy in the stamped envelope provided.

Only stockholders of record on the books of the Company at the close of business on March 5, 1997 will be entitled to vote at the meeting.

                              By Order of the Board of Directors,

                              Jill H. Rice
                              Corporate Secretary

March 27, 1997
                           IMPORTANT

A Proxy Statement and proxy are submitted herewith. All stockholders are urged to complete and mail the proxy promptly whether or not they plan to attend the meeting in person. The enclosed envelope for return of the proxy requires no postage if mailed in the U.S.A. or Canada. Stockholders attending the meeting may personally vote on all matters which are considered, in which event the signed proxy may be revoked. It is important that your shares be voted.


                     BURR-BROWN CORPORATION
                  6730 South Tucson Boulevard
                     Tucson, Arizona  85706

                        PROXY STATEMENT
GENERAL

     This Proxy Statement and accompanying Proxy Card are furnished in connection with the solicitation by the Board of Directors of Burr-Brown Corporation, a Delaware corporation (the "Company" or "Burr-Brown"), of proxies to be voted at the Annual Meeting of Stockholders to be held on April 25, 1997, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 9:00 a.m. at the principal executive offices of the Company located at 6730 South Tucson Boulevard, Tucson, Arizona 85706. It is anticipated that this Proxy Statement and the enclosed Proxy Card will be first mailed to stockholders on or about March 27, 1997.

     On March 4, 1997, the Board of Directors declared a 3-for-2 split of the Company's common stock, in the form of a stock dividend, payable on April 8, 1997 to stockholders of record on March 18, 1997. The share numbers in this Proxy Statement do not give effect to this stock split unless specifically stated as "post-split."

VOTING RIGHTS

     The close of business on March 5, 1997 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of March 5, 1997, the Company had 15,940,297 shares of its common stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock are entitled to one vote for each share of common stock so held. The certificate of incorporation of the Company does not provide for cumulative voting.

REVOCABILITY AND VOTING OF PROXIES

     Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or may be revoked by attending the Annual Meeting and voting in person. When a proxy is returned properly signed, the shares represented thereby will be voted as directed by the persons named in the proxies. If a proxy is returned without specifying choices, the shares will be voted "FOR" the directors named in proposal 1 and "FOR" proposals 2 and 3 and in the proxy holder's discretion for all other matters properly under consideration at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and are treated as negative votes, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

SOLICITATION OF PROXIES

     The Company will bear the cost of solicitation of proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services.

              PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table sets forth certain information as of March 5, 1997, with the exception of information regarding
Warburg, Pincus Counsellors, Inc. and The Prudential Insurance Company of America which are stated as of December 31, 1996, regarding the ownership of the Company's common stock by (i) all persons known by the Company to be beneficial owners of five percent (5%) or more of its outstanding common stock, (ii) each director of the Company, including those who are nominees for election to the Board at the Annual Meeting, (iii) each of the executive officers named in the Summary Compensation Table, and
(iv) all executive officers and directors of the Company as a group.

                                       Amount and Nature of
                                       Beneficial Ownership(1)

                                 Number of     Percent of Class
Name of Beneficial Owner          Shares
===========================     ============ =================
Thomas R. Brown, Jr.            5,458,726 (2)      34
Director and Chairman
Burr-Brown Corporation
6730 South Tucson Blvd.
Tucson, Arizona 85706

Thomas J. Troup                    59,600 (3)       *
Director and Vice Chairman

Francis J. Aguilar                 16,500 (4)       *
Director

John S. Anderegg, Jr.              68,156 (4)       *
Director

James A. Riggs                     15,000 (4)       *
Director

Marcelo A. Gumucio                 21,000 (5)       *
Director

Syrus P. Madavi                   310,000 (6)       2
Director, President & CEO

John L. Carter                     33,562 (7)       *
Former Executive
Vice President & CFO

J. Scott Blouin                     5,400 (8)       *
CFO

All Current Directors and       5,987,944 (9)      37
Current Executive Officers
as a Group (9 persons)

Warburg, Pincus Counsellors,
Inc.                            1,189,600           7
466 Lexington Avenue
New York, NY  10017

The Prudential Insurance
Company of America                849,000           5
751 Broad Street
Newark, New Jersey  07102

================================

*  Less than one (1%) percent of the outstanding common stock.

(1)Percentage of beneficial ownership is calculated assuming 16,297,090 shares of common stock were outstanding on March 5, 1997. This percentage also includes common stock of which such individual or entity has the right to acquire beneficial ownership either currently or within sixty (60) days after March 5, 1997, including but not limited to the exercise of an option; however, such common stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(a)(l)(i) under the Securities Exchange Act of 1934. Unless otherwise indicated, each of the beneficial owners named in the table has sole voting and investment power with respect to all shares shown as owned by them, subject to applicable community property laws.

(2)Represents 5,308,726 shares held by Brown Investment Management Limited Partnership, of which Mr. Brown is a General Partner and pursuant to which he shares dispositive power over these shares. Of these shares, Mr. Brown has sole voting power with respect to 4,332,298 shares, and has no voting power with respect to the remaining shares. Additionally, includes 150,000 shares held by Mr. Brown, individually. Of these shares, Mr. Brown has sole dispositive power. Does not include 71,049 shares held in the Burr-Brown Corporation Stock Bonus Plan and Trust pursuant to which Mr. Brown and Mr. Madavi have voting power.

(3)Includes 50,600 shares held in a trust pursuant to which Mr. Troup holds voting and investment power and 9,000 shares subject to options granted pursuant to the Company's Stock Incentive Plan which are currently exercisable or which will become exercisable within sixty (60) days after March 5, 1997.

(4)Includes 15,000 shares subject to options granted pursuant  to
   the   Company's  Stock  Incentive  Plan  which  are  currently
   exercisable  or  which  will become exercisable  within  sixty
   (60) days after March 5, 1997.

(5)Includes 12,000 shares subject to options granted pursuant  to
   the   Company's  Stock  Incentive  Plan  which  are  currently
   exercisable  or  which  will become exercisable  within  sixty
   (60) days after March 5, 1997.

(6)Includes 267,393 shares subject to options granted pursuant to the Company's Stock Incentive Plan which are currently exercisable or which will become exercisable within sixty
   (60) days after March 5, 1997.

(7)Mr. Carter retired as Executive Vice President and Chief Financial Officer on August 18, 1996, however, he continued in the service of the Company as a consultant until December 18, 1996. Includes 18,000 shares subject to options granted pursuant to the Company's Stock Incentive Plan which are currently exercisable.

(8)Mr.  Blouin  was appointed Chief Financial Officer  on  August
   19, 1996. Includes 5,400 shares subject to options granted pursuant to the Company's Stock Incentive Plan which are currently exercisable or which will become exercisable within sixty (60) days after March 5, 1997.

(9)Includes 356,793 shares subject to options granted to directors and officers pursuant to the Company's Stock Incentive Plan which are currently exercisable or which will become exercisable within sixty (60) days after March 5, 1997. Also includes 5,308,726 shares held by Brown Investment Management Limited Partnership, of which Mr. Brown is a General Partner, as described in Note (2) above.

                         PROPOSAL NO. 1:

                     ELECTION OF DIRECTORS

 Each director to be elected at the Annual Meeting will hold office until the next annual meeting of stockholders and until a successor for such director is elected and has qualified, or until the death, resignation, or removal of such director. At the Annual Meeting there are five (5) directors to be elected. There are five (5) nominees, each of whom is currently a director of the Company. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. Unless authority is withheld, the proxy holders will vote the proxies received by them for the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below, to the extent authority is not withheld. The five (5) candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than five (5) nominees.

NOMINEES

Set forth below is information regarding the nominees to the Board of Directors.

                    Present Principal Employment
Name          Age   and Prior Business Experience
Thomas R.     70   Director since 1956. Founder of the Company and
Brown, Jr.         has served as its Chairman since 1956. Mr. Brown
                   served  as  Corporate Secretary from  February
                   1986  to  November 1987.  Mr. Brown served  as
                   the  Chief  Executive Officer  until  February
                   1983   and   President   until   1976.    Most
                   recently, he served as President and CEO  from
                   April  1993 to March 1994.  Former  member  of
                   the  Board  of  Directors of the  Los  Angeles
                   Regional Office of the Federal Reserve Board.

Syrus P.     47    Director, President and Chief Executive Officer
Madavi             of the Company since  March 1994. Formerly, Mr.
                   Madavi  was employed  at Raytheon from 1990 to
                   1994, the last two years as President, Semicon-
                   ductor Division.  Prior to that Mr. Madavi served
                   as  the  Vice President and General Manager  of
                   Honeywell Signal Processing Technologies  from
                   1984   to   1989.  He  also  held   management
                   positions  with Analog Devices Inc. from  1980
                   to 1983.


John S.      73    Director since 1958.  Chairman of the Board of
Anderegg, Jr.      Dynamics  Research Corporation since 1955  and
                   served  as  its President from 1955  to  1986.
                   Serves   as  a  Director  of  the  Ivy   Fund,
                   Metritape, Inc. and MacKenzie Funds.

Francis J.  64     Director since 1993.  Professor Emeritus Business
Aguilar            Administration, Harvard Business School, served as
                   Faculty  Chairman, Harvard  International  Senior
                   Manager's  Program, 1972 to 1974 and Chairman,
                   International Teachers Program, 1968 to  1972.
                   Dr.  Aguilar  is  Executive  Director  of  the
                   Management Education Alliance and  is  also  a
                   consultant  and author.  Serves as a  Director
                   of   Bowater,   Inc.  and  Dynamics   Research
                   Corporation.

Marcelo A.  59     Director since 1995.  Mr. Gumucio has served as
Gumucio            Chief Executive Officer of Micro Focus since April
                   1996. From  November  1992  until  March  1996,
                   Mr. Gumucio  was Chairman of the Management  Board
                   and  the  Chief Executive Officer  of  Memorex
                   Telex  N.V.,  President and  Chairman  of  the
                   Board  of Memorex Telex Corporation. In  1990,
                   Mr.  Gumucio  founded the  private  investment
                   firm  Gumucio, Burke and Associates, of  which
                   he  has  been  a partner since its  formation.
                   Prior  to his affiliation with that firm,  Mr.
                   Gumucio  was  an  executive at Cray  Research,
                   Inc.,  where  he  served  as  Executive   Vice
                   President  from 1983 to 1988 and as  President
                   and  Chief  Operating  Officer  from  1988  to
                   1990.

Mr. James A. Riggs, resigned on March 15, 1997 for health reasons and Mr. Thomas J. Troup, a current director, will retire on April
25, 1997 and will not stand for re-election.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held five (5) meetings during 1996. During this period, each director attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board that were held while they were members and (ii) the total number of meetings held by all committees of the Board on which they were members.

     The Audit Committee of the Board of Directors held two (2) meetings during 1996. The Audit Committee, which is currently comprised of Directors John S. Anderegg, Jr., Chairman, and Thomas J. Troup, recommends engagement of the Company's independent accountants, approves services performed by such accountants, and reviews and evaluates the Company's accounting system and its system of internal controls.

     The Compensation Committee held eight (8) meetings during 1996. The Compensation Committee, which is currently comprised of Directors James A. Riggs, Chairman, Francis J. Aguilar, and Marcelo A. Gumucio has overall responsibility for the Company's compensation policies and determines the compensation payable to the Company's executive officers, including their participation in certain of the Company's employee benefit plans. The
Compensation  Committee  also  administers  the  Company's  Stock
Incentive Plan.

     The Nominating Committee held one (1) meeting during 1996. The Nominating Committee which is currently comprised of Directors Thomas J. Troup, Chairman, John S. Anderegg, Jr., and Marcelo A. Gumucio considers nominees recommended by stockholders. Any nominee recommendations should be addressed to the attention of the Corporate Secretary at the Company's principal executive offices.

     The Governance Committee held two (2) meetings during 1996. The Governance Committee which is currently comprised of Directors Francis J. Aguilar, Chairman, Thomas J. Troup, John S. Anderegg, Jr., James A. Riggs and Marcelo A. Gumucio acts on all matters concerning strategic governance and policies of the Company.

DIRECTOR COMPENSATION

     Non-employee Directors received a quarterly retainer fee of $2,500 and an additional $1,500 for each board meeting attended. In addition, each such director was reimbursed for travel expenses incurred in connection with his attendance at meetings of the Board of Directors and the committees thereof. None of the non-employee Directors received any option grants under the Stock Incentive Plan during the 1996 fiscal year.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon review of copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 1996, there was compliance with all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent (10%)
stockholders, with the exception of one Form 4 report which should have been filed by Mr. Bob J. Jenkins with respect to his sale of 3,000 shares of common stock in April, 1996. Mr. Jenkins subsequently reported this transaction on his Form 5 for the 1996 fiscal year.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the Company's other executive officers whose salary and bonus for the 1996 fiscal year was in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for each of the fiscal years ended December 31, 1996, 1995, and 1994. John L. Carter retired as Executive Vice President and Chief Financial Officer on August 18, 1996, but continued in the service of Burr-Brown as a consultant through December 18, 1996. The individuals included in the table will be hereafter referred to as the Named Executive Officers. No other executive officer who would have otherwise been included in such table on the basis of salary and bonus earned for the 1996 fiscal year resigned or terminated employment during that fiscal year.

                   SUMMARY COMPENSATION TABLE
                                                 Long-Term
                                                Compensation
                                           Other   Awards(3)   All
Name and                                   Annual  Options  Other
Principal                                  Compen- (No.of   Compen-
Position            Year Salary  Bonus     sation  Shares)  sation
                         ($)(1)    ($)     ($)(2)           ($)(4)

Thomas R.           1996 195,000  2,144       ---      ---   2,375
Brown, Jr.,         1995 195,000 11,660(5)    ---      ---   2,310
Chairman of         1994 195,000   ---        ---      ---   2,310
the Board

Syrus P.            1996 250,000 202,441       ---     ---   2,375
Madavi,             1995 250,000 464,797(6)   4,780    ---   2,310
President and       1994 190,385  99,000     81,374  450,000 1,288
Chief Executive
Officer

John L.             1996 105,025   ---         ---     ---
6,375(8)
Carter,             1995 160,000  86,864(7)    ---     ---   2,310
Former Executive    1994 160,000  20,000       ---   84,000  2,310
Vice President
and Chief
Financial Officer

J. Scott Blouin(9)  1996 143,731  38,868     56,205    ---   2,375
Chief Financial     1995    ---     ---        ---     ---    ---
Officer             1994    ---     ---        ---     ---    ---

====================================

(1) Includes amounts deferred under the Company's Future Investment Trust Plan ("401(k) Plan").
(2) Represents amounts paid as reimbursement for relocation expenses.
(3) None of the Named Executive Officers were awarded restricted stock in the 1996 fiscal year nor held restricted stock at the end of that year.
(4) All other compensation includes the contributions made by the Company to the 401(k) Plan on behalf of each of the Named Executive Officers to match part of his salary deferrals under such plan.
(5) Includes a profit sharing bonus of $11,660 paid in 1996 for services in 1995.
(6) Includes a profit sharing bonus of $14,797 paid in 1996 for services in 1995.
(7) Includes a profit sharing bonus of $9,664 paid in 1996 for services in 1995.
(8) Includes $4,000 paid for consulting fees for the period August 18, 1996 through December 18, 1996.
(9) Mr. Blouin became Chief Financial Officer on August 19, 1996.

Stock Options

   No stock options were granted to any of the Named Executive Officers during the fiscal year ended December 31, 1996.

Stock Option Exercises and Holdings

The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended December 31, 1996 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers at the end of the 1996. No stock appreciation rights have been granted to the Named Executive Officers.

Aggregated Option Vales at 1996 Year End:

Name        Shares     Value      Number of           Value of
           Acquired  Realized     securities     unexercised in-the-
              on      ($)(1)      underlying      money options at
           Exercise              unexercised       1996 year end
                               options at 1996         (2)(3)
                                   year end
                             Exercis-  Unexer-  Exercis-   Unexer-
                               able    cisable  able ($)   cisable
                                                             ($)
Thomas R.       0       0        0        0        0          0
Brown Jr.,
Chairman of
the Board

Syrus P.     20,000  349,168  200,000  180,000  4,290,668 3,856,003
Madavi,
President &
CEO

John L.       7,000  141,750   30,000      0      642,750       0
Carter,
Former
Executive
Vice
President
and CFO(4)

J. Scott        0       0       5,400    21,600    14,850    59,400
Blouin,
CFO(5)

-------------------------
(1) Value represents the difference between the closing price of the Common Stock on the date of exercise and the exercise price, multiplied by the number of shares acquired on exercise.
(2) "In-the-money" options are options whose exercise price was less than the market price of the Company's common stock on December 31, 1996.
(3) Based on the market price of $26.00 which was the closing price per share of the Company's common stock on the Nasdaq National Market on December 31, 1996, less the option exercise price payable per share.
(4) Mr. Carter retired from the Company on August 18, 1996 and served as a consultant for the period August 18, 1996 through December 18, 1996.
(5)  Mr. Blouin became Chief Financial Officer on August 19, 1996.

Annual Retirement Benefits

The table below provides a schedule of estimated annual benefits payable upon retirement to individuals who participate in the Company's defined benefit pension plan:

Compensation                        Years of Service

                    5           10          15        20 or More
================================================================
$100,000         $4,310      $8,621      $12,931        $17,242

$125,000          5,560      11,121       16,681         22,242

$150,000          6,810      13,621       20,431         27,242

$200,000          9,310      18,621       27,931         37,242

     A   participant's  compensation  covered  by  the  Company's
retirement plan is his or her average salary for the five consecutive calendar plan years during the last ten (10) years of the participant's career for which such average is the highest. Under the retirement plan, contributions are not specifically allocated to individual participants. The table above shows estimated annual retirement benefits payable at age sixty-five
(65) to participants, based upon the plan formula equal to 0.5% of final average annual salary plus 0.5% of excess final average salary over the individual's Social Security covered compensation, multiplied by years of service, up to a maximum of twenty (20) years. The estimates do not include Social Security benefits payable from the federal government and assume that benefits begin at age sixty-five (65) under a straight life annuity form. The Social Security covered compensation used in the calculation is that applicable to an individual attaining age sixty-five (65) in 1996. Compensation covered under the plan for named executives as of the end of 1996: Brown: $189,150; Madavi:
$150,000;  Carter:   $115,564; Blouin  $110,096.   The  estimated
years of service for each named executive are as follows:  Brown:
41;  Madavi: 3; Carter: 3; and Blouin: 2.



     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee of the Board of Directors of Burr-Brown Corporation is responsible for establishing the base salary of the Company's executive officers and administering the Company's Stock Incentive Plan under which grants may be made to the executive officers and other key employees. In addition, the Compensation Committee approves the individual bonus programs to be in effect for the executive officers each year.

General Compensation Policy

           The Compensation Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based substantially upon their contribution to the financial success of the Company and their personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary, which reflects individual performance and is designed primarily to be competitive with relevant salary levels in the industry, (ii) annual variable performance awards payable in cash and tied to the achievement of performance goals established by the Committee, and (iii) long-term stock-based incentive awards that strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, a greater portion of his or her total compensation is to be dependent upon Company performance and stock price appreciation rather than base salary.

            Factors. The principal factors considered in establishing the components of each executive officer's compensation package for the 1996 fiscal year are summarized below. The Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future years.

           * Base Salary. The base salary for each executive officer is set on the basis of personal performance, the Compensation Committee's assessment of salary levels in effect for comparable positions with the Company's principal competitors, and internal comparability considerations. The weight given to each of these factors may vary from individual to individual, and the Compensation Committee utilized several specific compensation surveys for comparative compensation purposes. In addition, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries are reviewed on an annual basis, and adjustments, if any, will be made in accordance with the factors indicated above. During 1996 the base salary for J. Scott Blouin was increased to $147,000 to reflect his new position as Chief Financial Officer. His salary was further increased to $162,000 in early 1997.

           * Annual Incentive Compensation. The Compensation Committee established an executive incentive plan for fiscal 1996 designed to reward executive officers on the basis of the Company's financial results for the year and each executive officer's individual performance. Under the plan, a percentage of the Company's pre-tax income for the 1996 fiscal year was set aside for individual bonus awards to the Chief Executive Officer and other executive officers and employees of the Company. The Compensation Committee determined the individual bonus award for the Chief Executive Officer on the basis of his achievement of a number of strategic objectives relating to product development, increased market share and financial performance of the Company relative to the industry. The Compensation Committee then distributed the balance of the bonus pool to the other executive officers and participating employees on the basis of the individual performance evaluations and bonus recommendations submitted by the Chief Executive Officer. The actual bonuses awarded to the Chief Executive Officer and the other named executive officers are set forth in the Summary Compensation Table which appears earlier in this Proxy Statement.

          * Long-Term Incentive Compensation. Stock options are designed to align the interests of the executive officers with those of the stockholders and to provide each with an equity stake in the business. The Compensation Committee has established general guidelines for awarding options to executive officers which takes into account an individual's current position with the Company, comparability with grants made to other Company executives, and his or her potential for growth within the Company, i.e., future responsibilities and possible promotions over the option term. The Compensation Committee does not always strictly adhere to these guidelines and will occasionally vary the size of the option award as circumstances warrant.

CEO Compensation

      In setting the compensation payable to the Company's Chief Executive Officer, Mr. Syrus P. Madavi, for the 1996 fiscal year, the Compensation Committee has sought to provide him with a competitive level of compensation while at the same time tying a significant percentage of that compensation to Company performance. It is the Compensation Committee's intent to provide Mr. Madavi with a level of stability and certainty each year with respect to base salary and not to have this particular component of compensation affected to any significant degree by Company performance factors.

     As previously indicated, Mr. Madavi's incentive compensation for the 1996 fiscal year was dependent upon the Company's financial performance, measured in terms of pre-tax income, and his achievement of a number of strategic objectives relating to the Company's position in the industry. No additional stock options were awarded to Mr. Madavi during the 1996 fiscal year.

      In October 1996, the Compensation Committee approved a new severance agreement with Mr. Madavi which replaced his former severance arrangement. Under the new agreement, severance benefits will be paid to Mr. Madavi upon his termination of employment under certain specified circumstances, including an involuntary termination of his employment by the Company or any voluntary or involuntary termination in connection with certain changes in control or ownership of the Company. A detailed summary of Mr. Madavi's benefits and the payout events under the new agreement may be found in the section of this Proxy Statement entitled "Employment Contracts, Severance Agreements, and Change in Control Benefits." The Compensation Committee designed the new severance agreement so that Mr. Madavi's overall compensation package will remain competitive with the compensation arrangements, including termination benefits, in effect for other chief executive officers in the industry. The Compensation Committee believes that the level of financial security which the new agreement will provide Mr. Madavi in the event his employment were to be terminated is fair and equitable in light of the valuable contribution which Mr. Madavi has made to the Company's financial success during his tenure to date as Chief Executive Officer and will allow him to continue to concentrate his efforts and attention to the business and affairs of the Company without undue concern for his own financial situation.


Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 1996 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1997 will exceed that limit. The Company's 1993 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

            Submitted by the Compensation Committee
           Burr-Brown Corporation Board of Directors

                         James A. Riggs
                       Francis J. Aguilar
                       Marcelo A. Gumucio


Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.



PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the common stock of the Company with that of the Russell 2000 Index, a broad market index of companies with comparable market capitalization, and Value Line's Semiconductors Index, a published line-of-business index. The comparison for each of the periods assumes that $100 was invested on December 31, 1991 in the Company's common stock, the stocks included in the Russell 2000 Index and the stocks included in Value Line's Semiconductors Index. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

            PERFORMANCE GRAPH FOR BURR-BROWN CORPORATION
         INDEXED COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                   BURR-BROWN, RUSSELL 2000 INDEX AND
                   VALUE  LINE'S  SEMICONDUCTOR INDEX

Measurement         Russell         Value        Burr-Brown
Period               2000           Line         Corporation
(Year Covered)         $              $               $
Measurement PT
1991

1991                 100.00         100.00         100.00
1992                 118.41         158.58         107.33
1993                 140.80         248.80          96.22
1994                 138.24         303.13         200.00
1995                 177.55         417.51         566.67
1996                 206.83         627.97         577.78

Note:   Assumes $100 invested on 12/31/91 in Burr-Brown, Russell
2000 Index and Value Line's Semiconductor Index.  Assumes
reinvestment of dividends on a daily basis.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, including this Proxy Statement, the preceding Compensation Committee Report on Executive Compensation and the preceding Company Stock Price Performance Graph are not to be incorporated by reference into any such prior filings; nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN
CONTROL ARRANGEMENTS

      The Company does not have any employment contracts with its executive officers. However, in October 1996, the Company entered into a formal severance agreement with Mr. Syrus P. Madavi, the Company's President and Chief Executive Officer, which replaces his former severance arrangement. Under the new agreement, severance benefits will be paid to Mr. Madavi upon his termination of employment under certain specified circumstances. The nature of those benefits and the various pay-out events may be summarized as follows:

          Voluntary Termination/Termination for Misconduct: In the absence of a change in control of the Company, Mr. Madavi will not be entitled to any severance benefits in the event of his voluntary resignation, and under no circumstances will any severance benefits be paid to him if his employment is terminated for misconduct.

           Termination for Just Cause: If the Company terminates Mr. Madavi's employment for just cause (including his failure to correct one or more material deficiencies in his performance after receipt of written notice from the Board), then he will be entitled to the following severance benefits: (i) a one-time lump sum payment equal to his average annual base salary and bonus for the preceding three years and (ii) the continuation of his base salary for twelve months.

            Termination without Cause: Should the Company terminate Mr. Madavi's employment without cause (for any reason other than misconduct or just cause), then the Company will pay him a severance benefit equal to two times his average annual base salary and bonus for the preceding three years, with one-half of such amount to be paid in an immediate lump sum and the balance to be paid in twelve equal monthly installments.

           Should the Company undergo a change in control (a change in ownership of securities possessing more than fifty percent of the total combined voting power of the Company's outstanding securities or the sale of all or substantially all of the Company's assets in liquidation or dissolution of the Company), then Mr. Madavi will be entitled to the following severance benefits in connection with the subsequent termination of his employment:

           Resignation: If Mr. Madavi voluntarily leaves the Company's employ within two years after the change in control, then he will be entitled to a severance benefit equal to two times his average annual base salary and bonus for the preceding three years, with one-half of such amount to be paid in an immediate lump sum and the balance to be paid in twelve equal monthly installments.

           Constructive Termination: Should Mr. Madavi resign within six months following a constructive termination of his employment triggered by a material reduction in his duties, a greater than ten percent reduction in his level of compensation, or a relocation of his principal place of employment by more than fifty miles, then he will be entitled to a severance benefit equal to three times his average annual base salary and bonus for the preceding three years, with two-thirds of such amount to be paid in an immediate lump sum and the balance to be paid in twelve equal monthly installments.

            Termination without Cause: Should the Company terminate Mr. Madavi's employment without cause (for any reason other than misconduct or just cause) at any time following a change in control of the Company, then he will be entitled to a severance benefit equal to four times his average annual base salary and bonus for the preceding three years, with three-fourths of such amount to be paid in an immediate lump sum and the balance to be paid in twelve equal monthly installments.

      Should the Company be acquired through a hostile take-over (whether through the successful completion of a hostile tender offer for more than fifty percent of the Company's outstanding voting securities or a change in the majority of the Board of Directors through one or more contested elections for Board members) and Mr. Madavi leaves the Company's employ at any time within the succeeding two years, then he will be entitled to a lump sum severance payment equal to two times his average annual base salary and bonus for the preceding three years.

      The change in control severance benefits payable to Mr. Madavi (other than in connection with a hostile take-over) are subject to certain limitations to prevent any excess parachute payments under the federal tax laws. The severance agreement also imposes certain non-competition covenants and consulting obligations upon Mr. Madavi during the period severance benefits are to be paid to him following his termination of employment, whether or not such termination is in connection with a change in control. In addition, the Company will, at its expense, provide continued health care coverage under the Company's medical/dental plans to Mr. Madavi and his eligible dependents for up to a twelve-month period following his termination.

     The severance agreement also requires that all future option grants made to Mr. Madavi contain certain vesting acceleration provisions, ranging from twenty percent (20%) to one hundred percent (100%) accelerated vesting, in connection with his termination of employment or certain changes in control or ownership of the Company. Mr. Madavi will have a one-year period following his termination of service with the Company in which to exercise those accelerated options. None of Mr. Madavi's current options contain such provisions.

      Mr. Madavi's severance agreement is to remain in effect through December 31, 1999 and will automatically be renewed each calendar year thereafter unless the Company gives written notice of non-renewal at least one hundred eighty days prior to the start of any such subsequent calendar year. Should Mr. Madavi resign within six months after such non-renewal, the Company will be obligated to negotiate a reasonable severance package with him on the basis of the termination benefits provided similarly-situated chief executive officers in the industry.

                        PROPOSAL NO. 2:

APPROVAL OF AMENDMENTS TO THE COMPANY'S 1993 STOCK INCENTIVE PLAN

     All share numbers in this Proposal No. 2 which relate to the size of the option grants made or to be made under the Automatic Option Grant Program have been adjusted upward to take into account the 3-for-2 split of the Company's common stock which the Board authorized on March 4, 1997 and which is to become payable in the form of a stock dividend payable on April 8, 1997 to stockholders of record on March 18, 1997.

     The Board of Directors is requesting stockholder approval of a series of amendments to the Company's 1993 Stock Incentive Plan (the "1993 Plan") that will effect the following changes: (i) increase the number of shares of the Company's common stock authorized for issuance under the 1993 Plan by an additional 500,000 shares (pre-split), (ii) reduce the number of shares of common stock for which an option grant is to be made under the Automatic Option Grant Program to each non-employee Board member when he or she first joins the Board from 22,500 shares (post-split) to 12,000 shares (post-split), (iii) amend the provisions of the Automatic Option Grant Program so that each non-employee Board member will become eligible to receive a series of annual option grants, each for 4,000 shares (post-split) of common stock, over his or her period of continued Board service, with the first such annual grant for each individual serving as a non-employee Board member on March 4, 1997 to be made on the date of the Annual Stockholders Meeting held in the calendar year in which the final installment of his or her initial 22,500-share (post-split) option grant under the Automatic Option Grant Program becomes vested, and with the first such annual grant for each individual who first joins the Board after March 4, 1997 to be made on the date of the Annual Stockholders Meeting held in the calendar year in which the third annual installment of his or her initial 12,000-share (post-split) option grant under the Automatic Option Grant Program becomes vested, (iv) modify the vesting acceleration provisions of the Automatic Option Grant Program so that no options granted under that program after March 4, 1997 will vest on an accelerated basis upon the non-employee Board member's death or permanent disability, (v) allow any unvested shares issued under the 1993 Plan and subsequently repurchased by the Company at the option exercise or direct issue price paid per share to be reissued under the 1993 Plan, (vi) remove certain restrictions on the eligibility of non-employee Board members to serve on the plan administration committee and
(vii) effect a series of additional changes to the provisions of the 1993 Plan (including the stockholder approval requirements) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities Exchange Act of 1934, as amended, which exempts certain officer and director transactions under the 1993 Plan from the short-swing liability provisions of the federal securities laws.

Summary of the 1993 Stock Incentive Plan

      The following is a summary of the principal features of the 1993 Plan, as most recently amended. The summary, however, does not purport to be a complete description of all the provisions of the 1993 Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's executive offices.

Structure of the 1993 Plan

      The 1993 Plan contains three separate equity incentive programs: (i) a Discretionary Option Grant Program, under which key employees, non-employee Board members and consultants may be granted options to purchase shares of the Company's common stock,
(ii) a Stock Issuance Program under which key employees, non-employee Board members and consultants may be issued shares of the Company's common stock directly, either through the purchase of such shares or as a bonus tied to the performance of services or the Company's attainment of financial objectives, and (iii) an Automatic Option Grant Program, under which non-employee Board members will automatically receive a series of special option grants over their period of continued Board service.

     Options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code ("Incentive Stock Options") or nonstatutory options ("Nonstatutory Options") not intended to satisfy such requirements. All grants under the Automatic Option Grant Program will be Nonstatutory Options.

Administration

      The 1993 Plan is administered with respect to all executive officers of the Company subject to the short-swing trading restrictions of the federal securities laws by the Compensation Committee of the Board comprised of two or more non-employee Board members. With respect to all other participants, the 1993 Plan may be administered either by the Compensation Committee or by a secondary committee comprised of one or more Board members appointed by the Board. The Compensation Committee or the secondary committee acting within the scope of its administrative jurisdiction under the 1993 Plan will be referred to in this summary as the Plan Administrator, and each Plan Administrator will have full authority, within the scope of its administrative jurisdiction, to determine the eligible individuals who are to receive option grants and/or share issuances under the Discretionary Option Grant and Stock Issuance Programs, the type of option (Incentive Option or Nonstatutory Option) to be granted, the number of shares to be covered by each granted option or share issuance, the date or dates on which the option is to become exercisable or the issued shares are to vest, and the maximum term for which a granted option is to remain outstanding.

      All grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program, and no administrative discretion will be exercised by any Plan Administrator with respect to the grants made under that program.


Eligibility

      Key employees (including officers) of the Company or its subsidiaries (whether now existing or subsequently established), non-employee Board members and independent consultants are eligible to participate in the Discretionary Option Grant and the Stock Issuance Programs under the 1993 Plan. Non-employee Board members are also eligible to participate in the Automatic Option Grant Program. As of March 5, 1997, approximately 350 employees, including 3 executive officers, and 5 non-employee Board members were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, and the 5 non-employee Board members were also eligible to participate in the Automatic Option Grant Program.


Share Reserve

      None of the share figures in this "Share Reserve" section have been adjusted upward to take into account the 3-for-2 split of the Company's common stock which the Board authorized on March 4, 1997 and which is to become payable in the form of a stock dividend payable on April 8, 1997 to stockholders of record on March 18, 1997.

     2,616,960 shares (pre-split) of the Company's common stock have been reserved for issuance over the term of the 1993 Plan, subject to adjustment from time to time in the event of certain changes to the Company's capital structure. Such share reserve consists of (i) the 716,960 shares (pre-split) of the Company's common stock which remained available for issuance under the Company's 1981 Stock Option Plan at the time of its incorporation into the 1993 Plan, (ii) the additional 900,000 shares (pre-split) approved by the stockholders in connection with the implementation of the 1993 Plan, (iii) the additional 500,000-share (pre-split) increase approved by the Company's stockholders at the 1996 Annual Meeting, plus (iv) the additional 500,000-share (pre-split) increase which is subject to stockholder approval as part of this Proposal. The issuable shares may be made available either from the Company's authorized but unissued shares of common stock or from shares of the Company's common stock repurchased by the Company, including shares purchased on the open market.

      In no event may the aggregate number of shares of the Company's common stock for which any one individual participating in the 1993 Plan may be granted stock options, separately exercisable stock appreciation rights and direct share issuances exceed 900,000 shares (pre-split) in the aggregate over the remaining term of the 1993 Plan. For purposes of this limitation, any stock option grants, stock appreciation rights or direct share issuances made prior to January 1, 1994 will not be taken into account.

     Should an option expire or terminate for any reason prior to exercise in full (including options incorporated from the 1981 Plan and options cancelled in accordance with the cancellation-regrant provisions described in the "Cancellation and Regrant of Options" section below), the shares subject to the portion of the option not so exercised will be available for subsequent option grants or share issuances under the 1993 Plan. In addition, unvested shares issued under the 1993 Plan and subsequently repurchased by the Company, at the original exercise or issue price paid per share, pursuant to the Company's repurchase rights under the 1993 Plan shall be added back to the number of shares of common stock reserved for issuance and will accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the 1993 Plan. However, shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1993 Plan will not be available for subsequent issuance.

      As of March 5, 1997, options for 1,292,643 shares (pre-split) of common stock were outstanding under the 1993 Plan (including options incorporated from the 1981 Plan), and 375,473 shares (pre-split) were available for future option grants or direct stock issuances. Assuming stockholder approval of the 500,000-share (pre-split) increase which forms part of this Proposal, the total number of available shares for future option grants or direct stock issuances will be 875,473 shares (pre-split).

Valuation

      For all purposes under the 1993 Plan, the fair market value per share of the Company's common stock on any relevant date will be the closing selling price per share on such date, as reported on the Nasdaq National Market. On March 5, 1997, the fair market value of the Company's common stock was $33.875 per share.

DISCRETIONARY OPTION GRANT PROGRAM

Price and Exercisability

      The exercise price of options granted under the 1993 Plan may not be less than the fair market value of the option shares on the grant date. The exercise price is payable in cash or in shares of the Company's common stock. The option may also be exercised through a same-day sale program without any cash outlay on the optionee's part.

      The maximum period during which any option may remain outstanding under the 1993 Plan may not exceed ten (10) years. The Plan Administrator will have complete discretion to grant options (i) which are immediately exercisable for vested shares,
(ii) which are immediately exercisable for unvested shares subject to the Company's reacquisition rights or (iii) which become exercisable in installments for vested shares over the optionee's period of service.

      Any vested options held by the optionee at the time of his or her cessation of service for any reason other than death or disability will normally not remain exercisable for more than a three-month period thereafter. Should the optionee cease service by reason of disability or die while holding one or more outstanding vested options, then the outstanding vested options will not remain exercisable for more than a twelve-month period thereafter. The Plan Administrator may also permit such a twelve-month exercise period in the event the optionee ceases service by reason of retirement at or after attainment of age 65. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option
will   normally,  during  the  applicable  post-service  exercise period, be exercisable only to the extent of the number of option shares in which the optionee is vested at the time of his or her
cessation  of  service.   For purposes  of  the  1993  Plan,  the
optionee will be deemed to continue in service for so long as such individual performs services for the Company or any majority-owned subsidiary, whether as an employee, a non-employee member of the board of directors or an independent consultant or advisor.

      The Plan Administrator will have complete discretion, exercisable at any time the option remains outstanding, to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part.

Stock Appreciation Rights

      The Plan Administrator may grant options with tandem or limited stock appreciation rights. Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value of the vested shares of common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of the Company's common stock. Officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may also be granted limited stock appreciation rights in connection with their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting securities, to the extent the option is at the time exercisable for vested shares of common stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per option share equal to the excess of (i) the highest reported price per share of common stock paid in the tender offer over
(ii) the option exercise price payable per share. The balance of the option (if any) will continue to remain outstanding and become exercisable and vest in accordance with the agreement evidencing such grant.

Stockholder Rights and Option Assignability

      No optionee is to have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Incentive Options may be exercised only by the optionee during his or her lifetime  and  may  not  be assignable  or  transferable  by  the optionee other than a transfer of the option by will or by the laws of inheritance following the optionee's death. However, Nonstatutory Options may, in connection with the optionee's estate plan, be assigned in whole or in part during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members.

Cancellation and Regrant of Options

      The Plan Administrator has the authority to effect the cancellation of any or all options outstanding under the 1993 Plan (including options incorporated from the 1981 Plan) and to grant in substitution new options covering the same or different numbers of shares of the Company's common stock but with an exercise price per share not less than the fair market value of the option shares on the new grant date.


STOCK ISSUANCE PROGRAM

      To the extent the shares of the Company's common stock issued under the Stock Issuance Program are drawn from the Company's authorized but unissued reserve of common stock, those shares must be issued for consideration payable in (i) cash or cash equivalents, (ii) promissory notes payable to the Company's order, or (iii) services rendered, with such consideration to be valued at not less than the fair market value of the issued shares. Treasury shares (shares repurchased by the Company and held as treasury shares) may be issued for similar consideration or for such other consideration, including future services, as the Plan Administrator deems appropriate under the circumstances.

      The issued shares may be fully vested upon issuance or may vest over a period of time. The holder of the issued shares will have full stockholder rights with respect to those shares, including the right to vote such shares and receive all cash divi dends paid on such shares, whether or not those shares are vested. However, unvested shares may not be sold, transferred or assigned, except for certain permitted transfers to the participant's spouse or issue or transfers effected upon the participant's death.

      Upon the participant's cessation of service (as defined above) for any reason, his or her unvested shares will immediately be surrendered to the Company for cancellation, and the participant will cease to have any stockholder rights with respect to those shares. If the surrendered shares were previously issued to the participant for consideration paid in cash or cash equivalent, the Company will repay to the participant the cash consideration or cancel the principal balance of any outstanding promissory notes payable to the extent attributable to the surrendered shares. The Plan Administrator may at any time waive in whole or in part the surrender and cancellation of the unvested shares held by the participant and thereby accelerate the vesting of the participant's interest in the shares as to which the waiver applies.

AUTOMATIC OPTION GRANT PROGRAM

      Under the Automatic Option Grant Program, each non-employee Board member who first joins the Board at any time after March 4, 1997 will, at the time of his or her initial election to the Board by the stockholders or appointment by the Board, receive an option grant for 12,000 shares (post-split). In addition, each non-employee Board member will automatically be granted an option for 4,000 shares (post-split) at each Annual Stockholders Meeting at which he or she continues to serve as a Board member, with the first such annual grant for each individual serving as a non-employee Board member on March 4, 1997 to be made on the date of the Annual Stockholders Meeting held in the calendar year in which the final installment of his or her initial 22,500-share (post-split) automatic option grant becomes vested, and with the first such annual grant for each individual who first joins the Board after March 4, 1997 to be made on the date of the Annual Stockholders Meeting held in the calendar year in which the third annual installment of his or her initial 12,000-share (post-split) automatic option grant becomes vested. Stockholder approval of this Proposal will constitute pre-approval of each option subsequently granted pursuant to the provisions of the Automatic Option Grant Program as summarized below and the subsequent exercise of that option in accordance with its terms.

     Each option granted under the Automatic Option Grant Program is subject to the following terms and conditions:

           - The option price per share will be equal to 100% of the fair market value per share of the Company's common stock on the automatic option grant date.

           - Each option will have a maximum term of ten years measured from the grant date.

           - Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company at the exercise price paid per share should the optionee cease Board service prior to vesting in those shares. The shares subject to each automatic option grant, whether the initial grant or any annual 4,000-share (post-split) grant, will vest in a series of five (5) successive equal annual installments over the optionee's period of continued Board service, with the first such installment to vest upon the completion of one year of Board service measured from the automatic option grant date.

         - The option will remain exercisable for a six-month period following the optionee's cessation of
     Board service for any reason other than death or permanent disability. Should the optionee die while in Board service or within six months after his or her cessation of Board service, then the option will remain exercisable for a twelve-month period following such optionee's death and may be exercised by the personal representative of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. Should the optionee cease Board service by reason of permanent disability, then he or she will have a twelve-month period in which to exercise the option. In no event, however, may any option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) in which the optionee is vested at the time of his or her cessation of Board service.

           - In the event of a Corporate Transaction or Change in Control (as those terms are defined in the Option/Vesting Acceleration section below), the shares subject to each outstanding automatic option grant will immediately vest in full, and each such option may be exercised for any or all of those vested shares until the expiration or sooner termination of the option term.

           - Upon the successful completion of a hostile tender offer for securities possessing more than 50% of the combined voting power of the Company's outstanding securities, each outstanding automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (A) the highest reported price per share of the Company's common stock paid in such tender offer over (B) the option exercise price payable per share. Stockholder approval of this Proposal will constitute pre-approval of each option surrender right subsequently granted under the Automatic Option Grant Program and the subsequent exercise of that right in accordance with the terms and provisions of the Automatic Option Grant Program.

          - The remaining terms and conditions of the option will in general conform to the terms described above for option grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic option grant.

GENERAL PROVISIONS

Option/Vesting Acceleration

       Accelerated vesting of outstanding options and share issuances under the 1993 Plan may occur under certain circumstances in connection with changes in the ownership or control of the Company. The transactions which may trigger such acceleration may be identified as follows:

     Corporate Transaction: any one of the following stockholder-approved transactions to which the Company is a party:

          (i)       a   merger,   consolidation   or   other
     reorganization  in  which  the  Company  is   not   the
     surviving entity,

       (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company, or

     (iii) any reverse merger in which the Company is the surviving entity but in which more than 50% of the Company's outstanding voting securities are transferred to persons other than those who held such securities immediately prior to the merger.

      Change in Control: either of the following events effecting a change in ownership or control of the Company:

        (i) the acquisition by any person or related group of persons (other than the Company or its affiliates) of securities possessing more than 50% of the combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders, or

      (ii) a change in the composition of the Board over a period of twenty-four (24) months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been members of the Board continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

      In the event of a Corporate Transaction, each option at the time outstanding under the 1993 Plan will automatically become exercisable for all of the shares of the Company's common stock at the time subject to that option and may be exercised for any or all of such shares as fully-vested shares. However, an outstanding option under the Discretionary Option Grant Program will not so accelerate if and to the extent: (i) such option is to be assumed by the successor corporation (or parent thereof) or
(ii) the acceleration of such option is precluded by other limitations or restrictions imposed by the Plan Administrator at the time of grant. Immediately following the consummation of the Corporate Transaction, all outstanding options under the 1993 Plan will, to the extent not previously exercised by the optionees or assumed by the successor corporation (or its parent company), terminate and cease to be exercisable. The Plan Administrator will have the discretion to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the optionee's service terminates within a designated period following a Corporate Transaction in which those options are assumed.

      All unvested shares outstanding under the Discretionary Option Grant or Stock Issuance Program will immediately vest in full upon the occurrence of a Corporate Transaction, except to the extent (i) one or more of the Company's repurchase rights with respect to those shares are expressly assigned to the successor corporation (or its parent company) or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the unvested shares are issued. The outstanding repurchase rights of the Company under the Automatic Option Grant Program will immediately terminate, and the shares subject to those terminated rights will become fully vested, upon the Corporate Transaction.

      The Plan Administrator has full power and authority to provide for the acceleration of options outstanding under the Discretionary Option Grant Program and vesting of unvested shares issued under the Discretionary Option Grant or Stock Issuance Program upon the occurrence of a Change in Control.
Alternatively, the Plan Administrator may condition such acceleration upon the individual's cessation of service under certain prescribed circumstances following the Change in Control. Upon a Change in Control, the shares subject to each outstanding option under the Automatic Option Grant Program will immediately vest in full, and the Company's repurchase rights will lapse as to those shares.

      The acceleration of options or vesting in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

Changes in Capitalization

     In the event any change is made to the common stock issuable under the 1993 Plan by reason of any stock split, stock dividend, combination of shares, merger, reorganization, consolidation, recapitalization, exchange of shares, or other change in capitalization of the Company affecting the common stock as a class without the Company's receipt of consideration, the Compensation Committee may make appropriate adjustments to
(i) the maximum number and/or class of securities issuable under the 1993 Plan, (ii) the maximum number and/or class of securities for which any one individual may be granted stock options, separately exercisable stock appreciation and direct stock issuances under the 1993 Plan after December 31, 1993, (iii) the class and/or number of securities and option price per share in effect under each outstanding option, and (iv) the class and/or number of securities for which automatic option grants are to be subsequently made to newly-elected and continuing non-employee Board members under the Automatic Option Grant Program. The adjustments to the outstanding options will prevent the dilution or enlargement of benefits thereunder.

      The grant of stock options or stock appreciation rights under the 1993 Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

Financial Assistance

     The Plan Administrator may institute a loan program in order to assist one or more optionees or participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the acquisition of shares under the Stock
Issuance Program. The form in which such assistance is to be made available (including Company loans, or guarantees or installment payments) and the terms upon which such assistance is to be provided will be determined by the Plan Administrator. However, the maximum amount of financing provided any optionee or participant may not exceed the amount of cash consideration payable for the issued shares plus all applicable federal and state taxes incurred in connection with the acquisition of the shares. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the optionee's or participant's period of service.

Excess Issuances

      Options to purchase shares of common stock may be granted and shares of common stock may be issued under the 1993 Plan which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued are held in escrow until the Company's stockholders approve an amendment sufficiently increasing the number of shares available for issuance under the 1993 Plan.

Special Tax Election

      The Plan Administrator may provide one or more holders of Nonstatutory Options or unvested shares under the 1993 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the federal and state income and employment tax liability incurred by such individuals in connection with the exercise of their options or the vesting of their shares. Alternatively, the Plan Administrator may allow such individuals to deliver already existing shares of the Company's common stock in payment of such tax liability.

Treatment of Options Outstanding Under the 1981 Plan

      Each outstanding stock option under the 1981 Plan was incorporated into the 1993 Plan when the 1993 Plan was approved by the stockholders at the 1993 Annual Stockholders Meeting. However, each such option will continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in the 1993 Plan will be deemed to affect or otherwise modify the rights or obligations of the holder of such stock options with respect to their acquisition of shares of the Company's common stock thereunder. However, one or more provisions or features of the 1993 Plan (including the option/vesting acceleration provisions applicable to Corporate Transactions and Changes in Control) may, in the discretion of the Plan Administrator, be extended to the incorporated options.

Amendment and Termination

      The Board may amend or modify the 1993 Plan in any or all respects whatsoever. However, no amendment to the 1993 Plan may adversely affect the rights of existing optionees without their consent. In addition, certain amendments may require the approval of the Company's stockholders pursuant to applicable laws or regulations.

      The Board may terminate the 1993 Plan at any time, and the 1993 Plan will in all events terminate on February 10, 2003. Each stock option or unvested share issuance outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grant or issuance.

Stock Awards

The table below shows, as to the Company's executive officers and the indicated groups, the following information for the period commencing January 1, 1996 and ending March 5, 1997: (i) the number of shares of the Company's common stock subject to options granted under the 1993 Plan and (ii) the weighted average exercise price payable per share. These share numbers and exercise prices have not been adjusted to reflect the 3-for-2 split of the Company's common stock which will be effected on April 8, 1997. No direct stock issuances have been made to date under the 1993 Plan.

                            OPTION TRANSACTIONS

 Name               Options Granted        Weighted Average
 Exercise          (Number of Shares)      Exercise Price of
                                            Options Granted
 ================================================================
 Thomas R. Brown,
 Jr., Chairman of
 the Board                     0                    $0

 Syrus P. Madavi,
 President & Chief
 Executive Officer             0                    $0

 John L. Carter,
 Former Executive
 Vice President and
 Chief Financial Officer       0                    $0

 J. Scott Blouin,
 Chief Financial Officer    15,000               $25.50

 All current executive
 officers as a group
 (4 persons)                15,000               $25.50

 Thomas J. Troup               0                    $0

 Francis J. Aguilar            0                    $0

 John S. Anderegg, Jr.         0                    $0

 James A. Riggs                0                    $0

 Marcelo A. Gumucio            0                    $0

 All non-employee
 directors as a group
 (5 persons)                   0                    $0

 All employees, including
 current officers who are
 not executive officers,
 as a group                 505,000              $21.25

      No option grants have been made to date on the basis of amendments which are the subject of this Proposal.

FEDERAL INCOME TAX CONSEQUENCES

Option Grants

      Options granted under the 1993 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or nonstatutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

     Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and
(ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

      Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the option exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the option exercise date over (ii) the option exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

      If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the option exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares under the 1993 Plan will be deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

     Nonstatutory Options. No taxable income is recognized by an optionee upon the grant of a nonstatutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the option exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     Special provisions of the Internal Revenue Code apply to the acquisition of unvested shares of the Company's common stock under a nonstatutory option. These special provisions may be summarized as follows:

             - If the shares acquired upon exercise of the nonstatutory option are subject to repurchase by the Company at the original option exercise price in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the optionee vests in the shares, an amount equal to the excess of (i) the fair market value of the shares on the date the optionee vests in those shares over (ii) the option exercise price paid for the shares.

     - The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the nonstatutory option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the option exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when he or she vests in such shares.

     The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonstatutory option. The deduction will in general be allowed for the taxable year of the corporation in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of nonstatutory options granted under the 1993 Plan will be deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Stock Appreciation Rights

      An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

Direct Stock Issuances

      The tax principles applicable to direct stock issuances under the 1993 Plan will be substantially the same as those summarized above for the exercise of nonstatutory option grants.

Accounting Treatment

      Under current accounting rules, option grants or stock issuances with exercise or issue prices equal to the fair market value of the shares on the grant or issue date will not result in any direct charge to the Company's reported earnings. However, outstanding options may have to be taken into account in the calculation of earnings per share on a fully-diluted basis. In addition, the Company must disclose, in footnotes to the
Company's financial statements, the impact which the options granted under the 1993 Plan would have upon the Company's reported earnings had the value of those options at the time of grant been treated as compensation expense.

      Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in compensation expense to be charged against the Company's earnings.

Stockholder Approval

     The affirmative vote of a majority of the outstanding shares of the Company's voting stock present or represented and entitled to vote at the 1997 Annual Meeting is required for approval of the amendments to the 1993 Plan that are the subject of this Proposal. If the stockholders do not approve such amendments, then (i) the 500,000-share (pre-split) increase to the 1993 Plan will not be implemented and no stock option grants or direct stock issuances will be made on the basis of that proposed increase, (ii) the annual 4,000-share (post-split) option grant program will not be implemented under the Automatic Option Grant Program for continuing non-employee Board members, (iii) non-employee Board members will not become eligible to receive option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs in effect under the 1993 Plan,
(iv) the unvested shares issued under the 1993 Plan, and subsequently repurchased by the Company at the option exercise price or direct issue price paid per share will continue to reduce on a share-for-share basis the number of shares of Common Stock reserved for issuance under the 1993 Plan and (v) certain other changes to the provisions of the 1993 Plan (including the stockholder approval requirements) in order to take advantage of the recent Rule 16b-3 amendments will not be implemented.

The Board of Directors recommends a vote IN FAVOR OF the approval of the amendments to the 1993 Stock Incentive Plan.


                        PROPOSAL NO. 3:

       RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The  Board  of  Directors has selected Ernst &  Young   LLP,
independent auditors, to audit the books, records, and accounts of the Company and its subsidiaries for the year ending December
31, 1997.

     The firm of Ernst & Young LLP audits the Company's books annually, has offices in or convenient to the localities in the United States and foreign countries where the Company or its subsidiaries operate and is considered to be well qualified. The Board of Directors recommends that the stockholders approve the proposal to ratify the selection of Ernst & Young LLP to serve as independent auditors for the current year.

     Ernst & Young LLP has no direct or indirect material financial interest in the Company or any of its subsidiaries. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement on behalf of Ernst & Young LLP, if they so desire. The representative also will be available to respond to questions raised by those in attendance at the meeting.

     The Board of Directors recommends that the stockholders vote
FOR the selection of Ernst & Young LLP to serve as independent auditors for the year ending December 31, 1997.


                         OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                     STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's annual meeting of stockholders to be held in 1998 must be received by no later than November 17, 1997 in order to be included in the proxy statement and proxy relating to that meeting.

                                   By   order  of  the  Board  of
                                   Directors



                                   Jill H. Rice
                                   Corporate Secretary
March 27, 1997




 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     BURR-BROWN CORPORATION


     Thomas R. Brown, Jr. and Syrus P. Madavi, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if per sonally present, including full power of substitution) to represent and to vote all shares of capital stock of Burr-Brown Corporation (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders on April 25, 1997, and at any adjournments or postponements thereof as follows:

   1. The election of all nominees listed below for the Board of Directors, as described in the Proxy Statement:

       Thomas  R.  Brown, Jr., Syrus P. Madavi, John S. Anderegg,
       Jr., Francis J. Aguilar and Marcelo A. Gumucio.

       FOR /  /    AUTHORIZATION WITHHELD  /  /
(INSTRUCTION:  To  withhold authority to vote for any  individual nominee, write such name or names in the space provided below.)


    2.  Approve  amendments to the Company's 1993 Stock Incentive
Plan.


       FOR  /  /     AGAINST /  /        ABSTAIN  /  /


   3. Proposal  to  ratify the appointment of Ernst &  Young  LLP
       as  independent  auditors of the  Company  for  the   year
       ending December 31, 1997:

       FOR  /  /         AGAINST  /  /        ABSTAIN  /  /



   4. Transaction of any other business which may properly come before the meeting and any adjournment or postponement thereof.

     The Board of Directors recommends a vote FOR each of the above proposals. This Proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the above proposals and, at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted.

     DATE:  _______________________, 1997

     ___________________________________
     (Signature)

     ___________________________________
     (Signature if held jointly)

     (Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian or in any other rep resentative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)


  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,
     USING THE ENCLOSED ENVELOPE.